Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the use in this Pre-Effective Amendment No. 4 to Form S-1 Registration Statement (No. 333-90937) dated February 8, 2000 of our report dated January 24, 1997, relating to the statements of operations, stockholders' equity (deficit) and cash flows of Fargo Electronics, Inc., for the year ended December 31, 1996 and to the reference to our Firm under the caption "Experts" and "Change in Independent Accountants" in the Prospectus.

                      /s/ LARSON, ALLEN, WEISHAIR & CO., LLP

                      LARSON, ALLEN, WEISHAIR & CO., LLP

St. Paul, Minnesota
February 8, 2000